August 19, 1997







   Edna Karanian
   Connecticut Natural Gas Corp.
   100 Columbus Boulevard
   Hartford, CT  06103



   Amendment to ANE Gas Sales Agreement No. 1
   ------------------------------------------


   Dear Ms. Karanian:



         The Gas Purchase Contract No. 1 between Alberta Northeast Limited ("ANE") and TransCanada Gas Services, a division of TransCanada Energy Ltd. ("TCGS") (formerly TransCanada Gas Marketing Limited and Western Gas Marketing Limited), as agent for TransCanada PipeLines Limited ("TransCanada"), dated February 7, 1991, as amended ("Purchase Contract No. 1"), has been amended, in pertinent part, to reflect changes agreed upon in the recently-concluded negotiations to settle the pending arbitration between TCGS and ANE pursuant to Article VII,
   Section 7 of Purchase Contract No. 1. A copy of the Amending Agreement is appended hereto. The amendments include: certain adjustments to the price of the gas purchased by ANE from TCGS pursuant to Purchase Contract No. 1; an increase in the Annual Triggering Quantity; and, a time limitation for adjusting overcharges and undercharges.

         These amendments require corresponding amendments to the Gas Sales Agreement between ANE and Connecticut Natural Gas Corp. ("Connecticut Natural Gas") respecting the Purchase Contract No. 1, dated February 7, 1991, as amended ("Gas Sales Agreement No. 1").

         Effective upon the effectiveness of the Amending Agreement and as provided therein, Gas Sales Agreement No. 1 is amended as follows:

         1. Article VII, Section 4 is amended by deleting the reference to
   Article III, Section 5. in the second line thereof and substituting "Article III, Section 3." therefor.

         2. Article VIII, Section 2 is amended by deleting "70%" at both places that it appears therein and substituting "75%" therefor.

         3. Article IX, Section 1 is amended by:



               (a) deleting the entire first sentence and substituting the following therefor: "It is understood that, pursuant to Article
   VII of Purchase Contract No. 1, the price to be paid by ANE to TransCanada for each 1,000,000 Btu's contained in the gas delivered to ANE by TransCanada under Purchase Contract No. 1 shall consist of a monthly Canadian transportation charge and a commodity charge."; and,

               (b) deleting the reference to Article VII, Section 1. in the thirteenth line thereof and substituting "Article VII, Section
   2." therefor; and
               (c) deleting the reference to Article VII, Section 2. in the fifteenth and sixteenth lines thereof and substituting "Article
   VII, Section 3." therefor.

         4. Article X, Section 1 is amended by deleting "70%" in the last sentence thereof and substituting "75%" therefor.

         5. Article X, Section 3 is amended by inserting after the words "by ANE" in the last sentence thereof the words "and claimed within twelve (12) months of the due date for such invoice".

         6. Article XI, Section 1 is amended by deleting "70%" in the last sentence thereof and substituting "75%" therefor.

         Please acknowledge these amendments by signing in the space provided below and returning an executed copy to me.

   Sincerely,







   Alberta Northeast Gas Limited



   Michael S. Lucy

   President



   ACKNOWLEDGED AND ACCEPTED THIS

   26TH DAY OF AUGUST, 1997



   CONNECTICUT NATURAL GAS CORP.



   By: Edna M. Karanian


   Title:  Vice President